UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2018

OMNICELL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33043	94-3166458
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

590 East Middlefield Road
Mountain View, CA  94043

(Address of principal executive offices, including zip code)

(650) 251-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 1, 2018, Omnicell, Inc. (the “Company”) announced that J. Christopher Drew will depart from his role as President, North American Automation and Analytics, effective April 2, 2018, in connection with an internal strategic reorganization. The Company would like to thank Mr. Drew for his many contributions during his Omnicell career and for being instrumental in Omnicell’s growth from a small startup to today’s market position.

Upon Mr. Drew’s departure from the Company and pursuant to the Company’s Amended and Restated Severance Plan (the “Plan”), Mr. Drew will be entitled to receive: (i) a cash severance benefit equal to twenty (20) months’ current base salary, or six hundred fifty thousand dollars ($650,000), (ii) payment of premiums for Mr. Drew’s group health plan coverage pursuant to federal COBRA law for eighteen (18) months, (iii) a cash payment equal to an additional two (2) months of premiums for Mr. Drew’s group health plan coverage pursuant to federal COBRA law and (iv) outplacement services, provided that Mr. Drew meets certain requirements under the Plan, including executing a general waiver and release. In addition, subject to approval by the Compensation Committee of the Company’s Board of Directors, the Company intends to extend the period within which Mr. Drew may exercise his vested stock options from his departure from the Company on April 2, 2018 until February 4, 2019 (the “Extended Exercise Period”). Pursuant to the Company’s 2009 Equity Incentive Plan, as amended, the vesting of Mr. Drew’s stock options (and other equity awards) will cease on April 2, 2018, the date of his departure from the Company, and no additional vesting will occur during the Extended Exercise Period.

The Company has commenced a search for a new Chief Commercialization Officer and anticipates that the search will take approximately two months to complete. Reporting directly to Randall A. Lipps, the Company’s President and Chief Executive Officer, this new role is designed to drive the necessary collaboration across functions with focus on the platforms, services and technologies Omnicell brings to its customers, and will assume responsibility for the Company’s North American Automation and Analytics sales, field and operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OMNICELL, INC.

Dated: March 2, 2018	By:	/s/ Dan S. Johnston
Dan S. Johnston
Executive Vice President and Chief Legal & Administrative Officer